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                                                                    EXHIBIT 23.3

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



We consent to the use in this Amendment No. 4 to the Registration Statement of Hartman Commercial Properties REIT on Form S-11 of our report dated February 6, 2004, except as to Note 10, as to which the date is July 28, 2004, on the audit of the consolidated financial statements of Hartman Commercial Properties REIT for the years ended December 31, 2003, 2002 and 2001; our report dated February 24, 2004 on the Statement of Revenue and Certain Expenses of Windsor Park Shopping Centre for the year ended December 31, 2002; and our report dated March 28, 2003 on the Statement of Revenue and Certain Expenses for 2002 Acquisition Properties for the years ended December 31, 2001 and 2000 included herein and to the reference to our firm under the heading "Experts" in Amendment No. 4 to such Registration Statement.



/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
August 30, 2004